                                                      Exhibit 4(d)


Instruction No. 1


                     Kentucky Power Company
              Unsecured Medium Term Notes, Series A


                          Instructions


To:  Bankers Trust Company, as Trustee


Trade or sale date:  9/26/97


Principal Amount:  $48,000,000


Maturity Date:  10/1/07


Interest Rate:  6.91%


Redemption Provisions:

     Redeemable:  Yes___   No X
                  In Whole:  Yes___   No___
                  In Part:  Yes___   No___
                  Initial Redemption Date:  ______________________
                  Redemption Limitation Date: ____________________
                  Initial Redemption Price:  ______%
                  Reduction Percentage:  _______%

Original Issue Date:  10/1/97

Public Offering Price:  100%

Presenting Agent's Commission:  0.625%


Net Proceeds to Company:  99.375%


CUSIP No.:  49138 Q AA2


Account number of participant account maintained by DTC on behalf of Presenting Agent:

     Merrill Lynch       #5132
     Morgan Stanley      #050


Account number of participant account maintained by DTC on behalf of Trustee:


Each Presenting Agent's name and
proportionate amount of Global Note:

     Merrill Lynch       57.3%
     Morgan Stanley      42.7%

Name in which the Note is to be registered (Registered Owner):

          Cede & Co.

Address and taxpayer identification number of Registered Owner and address for payment:

          The Depository Trust Company
          55 Water Street
          New York, NY  10041
          #13-2555119


Discount Security:  Yes___   No X

     Yield to Maturity:  7.00%

     Initial Accrual Period:  10/01/97 - 03/31/98

Account of Company into which net proceeds are to be deposited: Citibank ABA #021-000-089, Account #4057-2089

Any Other Book-Entry Note represented by
Global Security (to the extent known):


                                   KENTUCKY POWER COMPANY


                                   By:_/s/ A. A. Pena_____________
                                      (President, Vice President,
                                             or Treasurer)